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                                                                   Exhibit 10(a)


                             EMPLOYMENT AGREEMENT


         This Employment Agreement, entered into as of the 1st day of May, 1988 between Russell Corporation, an Alabama corporation (hereinafter called "Employer") and Dwight L. Carlisle hereinafter called "Employee");


                                  RECITALS:


         Employee is presently serving as the President and Chief Executive Officer of Employer, and Employer and Employee desire to enter into this Agreement setting out certain terms and conditions concerning the employment of Employee.


         Now, Therefore, in consideration to the premises and mutual covenants hereinafter set forth and other good and valuable consideration, it is agreed as follows:


         1. Employer will employ Employee and Employee agrees to remain in the fulltime employment of Employer for a period of three years beginning May 1, 1988 and ending April 30, 1991, unless this Agreement is terminated as otherwise herein provided.


         2. During the period of this Agreement, Employee shall devote the whole of his time during business hours, and other times, when called upon by Employer, for the benefit of the Employer. Employee should do his best to promote the interests and welfare of Employer in every way determined by the board of directors of Employer. Employee shall exercise and carry out all such duties and powers and shall observe all restrictions as the bylaws and the board of directors of Employer may, from time to time, confer or impose upon him.


         3. As compensation for his services, Employee shall be paid an annual salary of $250,000, payable in equal monthly installments or as normally provided by Employer for its employees. In addition, Employee will be entitled to participate with other management employees under the Employer's incentive compensation plan. Employer will also provide Employee with such pension, retirement, insurance, vacation and other fringe benefits as normally provided management employees of Employer.


         4. If Employee were to die or become totally disabled during the above three-year period, all obligations of Employer under this Agreement shall cease, with the only obligation of the Company being to pay Employee

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any accrued but unpaid salary during his last month of employment. If Employee voluntarily terminates his employment with Employer during the above three-year period, then all obligations of the Company to make payments under this Agreement shall cease in the month of his voluntary resignation from employment. If the employment of Employee is terminated by the Company during the three-year period without cause, then Employer shall be obligated to continue to pay Employee his salary for the three-year period. For purposes of this agreement, the term "cause" means conviction of a crime of moral terpitude.


         5. During the period of this Agreement, Employee, without the written consent of Employer, shall not be associated with any business or have any job which will in any way conflict or interfere or be competitive with Employer's business or Employee's performance of his duties hereunder.


         6. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of the Employer. This Agreement is concerned with personal services of Employee and, accordingly, may not be assigned by Employee.


         7. This agreement shall be governed by the laws of the State of Alabama.


                 IN WITNESS WHEREOF Employer and Employee have executed this Agreement as of the 8th day of August, 1988 but effective as of May 1, 1988.


                                                RUSSELL CORPORATION


[SEAL]                        By            E.C. Gwaltney
                                ------------------------------------------
                                       Its Chairman of the Board
Attest:

       Steve R. Forehand
-------------------------------------



                                            Dwight L. Carlisle
                                -----------------------------------------
                                            Dwight L. Carlisle

Witness:


       Steve R. Forehand
--------------------------------------






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                                  AGREEMENT


            This Agreement, dated this 10th day of March, 1993, among Russell Corporation, an Alabama corporation ("Employer") and E. C. Gwaltney, an individual residing in Alexander City, Alabama ("Employee"), and Nancy R. Gwaltney, an individual residing in Alexander City, Alabama.


                                  RECITALS:


            Employee has served Employer in a number of officer capacities for many years and is currently serving in the capacity of Chairman of the Board. Nancy R. Gwaltney is the wife of Employee. Employee is a party to an Agreement with Employer dated May 1, 1988 (the "May 1, 1988 Agreement"), which provides, among other things, for certain compensation and benefits to be paid to Employee while he is an employee of Employer and while he is a consultant to the Company after his retirement. Employee will retire from the employment of Employer effective April 28, 1993, and Employer and Employee desire to amend the May 1, 1988 Agreement to set forth a new agreement between Employer and Employee concerning his services as an employee and the compensation and benefits to be paid to or for the benefit of Employee in the future following his retirement and upon his death. The parties intend by this agreement to rescind and replace the May 1, 1988 Agreement.

              Now, Therefore, in consideration of the premises and the mutual covenants of the parties and the cancellation of the May 1, 1988 Agreement, the parties agree as follows:


              1. This Agreement supersedes and cancels the May 1, 1988 Agreement and any and all previous contracts, arrangements or understandings between Employer and Employee with respect to all employment relationships between them and services to be rendered by, and compensation to be paid to, Employee following his retirement from Employer and compensation to be paid with respect to Employee upon his death. This Agreement also sets forth all understandings and agreements by the parties concerning amounts to be paid in the future to Nancy R. Gwaltney upon the death of Employee or otherwise.


              2.      (a)      While Employee is in the employment of Employer
until his retirement, he shall continue to receive his salary at the annual rate of $350,000, payable in the manner normally paid to employees of Employer. All obligations of Employer under

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this Paragraph 2 (a) shall cease upon the death of Employee while an employee of Employer, with the limitation that Employer shall pay to the estate of Employee any accrued but unpaid salary due at the time of Employee's death. Employee shall faithfully perform all duties and obligations as Chairman of the Board of Employer as determined by the bylaws of Employer and by the board of directors of Employer. Employee agrees that he will exert his best efforts and work to the best of his ability to promote the interest and welfare of Employer in every proper way.

                      (b) If Employee should die while an employee of Employer and prior to his retirement, Employer shall pay to Nancy R. Gwaltney an amount at the annual rate of $300,000 for a period of ten years or until her earlier death. If Nancy R. Gwaltney shall be living upon the expiration of such ten-year period, Employer shall pay Nancy R. Gwaltney an amount at the annual rate of $100,000 for the remainder of her lifetime until her death. Upon the death of Nancy R. Gwaltney, all obligations to make payments under this Paragraph 2(b) shall cease. The amounts to be paid under this Paragraph 2(b) shall be paid on a monthly basis.


              3.      (a)      In addition to Employee's normal retirement
benefits, for his services while an Employee, Employer shall pay to Employee after his retirement and during his lifetime until his death an amount at the annual rate of $300,000. Upon the death of Employee, all obligations of Employer to make payments under this Paragraph 3(a) shall cease, subject to the provisions of Paragraph 3(b) below in the event Nancy R. Gwaltney survives Employee. The amounts to be paid under this Paragraph 3(a) shall be paid on a monthly basis.

                      (b) If Employee should die after his retirement survived by Nancy R. Gwaltney, but before receiving payments of $300,000 under Paragraph 3(a) for a period of ten years, Employer will pay to Nancy R. Gwaltney an amount at the annual rate of $300,000 per year until the expiration of such ten-year period or until her earlier death; and, upon the expiration of such ten-year period, if Nancy R. Gwaltney is then living, Employer will pay Nancy R. Gwaltney an amount at the annual rate of $100,000 for the remainder of her life until her death. If Employee should die more than ten years after the date of his retirement survived by Nancy R. Gwaltney, then, upon the death of Employee, Employer will pay Nancy R. Gwaltney an amount at the annual rate of $100,000 during her lifetime until her death. Upon the death of Nancy R. Gwaltney, all obligations to make payments under this Paragraph 3(b) shall cease. The amounts to be paid under this Paragraph 3(b) shall be paid on a monthly basis.

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              4.        Upon the retirement of Employee,

                        (a) Employee may have the use during his lifetime, subject to availability, of Employer's aircraft for his personal use (as opposed to business use) for a total of 50 hours annually, with the understanding that Employee will be personally present on such aircraft during such use.

                        (b) Employer will provide, during the lifetimes of Employe and Nancy R. Gwaltney, at Employer's vehicle maintenance garage in Alexander City, Alabama, routine maintenance service up to $1,000 annually on two automobiles owned and used by Employee and/or Nancy R. Gwaltney.

                        (c) Employer will provide secretarial services to Employee for one half day a week upon request of Employee.

                        (d) Employee shall receive the desk in his office which he is currently using, along with any personal items or other personal effects of Employee.


               5. Following the retirement of Employee, without the written consent of Employer, Employee shall not, directly or indirectly, as a principal, employee, partner, shareholder, officer, director, agent or in any other capacity, engage in any business competitive in any manner with that of Employer or any subsidiary of Employer (collectively "Employer" for purposes of this Paragraph 5) while he is receiving payments under this Agreement, and he shall further preserve in due secrecy and hold confidential all of the special knowledge, customer lists, and trade secrets heretofore and hereafter gained by him during the course of his relationship with Employer. Following the retirement of Employee, without the prior written consent of Employer, Employee shall not, directly or indirectly, on his own behalf or on behalf of others, solicit, induce or attempt to solicit or induce, any employee of Employer to leave the employment of Employer to enter into a business competitive with Employer. Upon a unanimous determination by all of the members of the board of directors of Employer that Employee has breached his obligations under this Paragraph 5, Employer may suspend the payments under Paragraph 3(a) and 3(b), in which event the parties shall, within 30 days of the suspension of such payments, move for a judicial determination of the matter if a resolution of the matter cannot otherwise be reached by the parties.


               6. This Agreement shall be binding upon and inure to the benefit of Employer, its respective successors and assigns. Since this Agreement relates to personal services of Employee, Employee may not assign his interest, or any part thereof, under this Agreement.

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               7.       This Agreement shall be governed by the laws of the
State of Alabama.

               IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.


                                         RUSSELL CORPORATION


                                     By
                                                John C. Adams
                                      ----------------------------------------
                                                Its President

Attest:

     Steven R. Forehand
-------------------------
       Its Secretary


Witness:

      Steven R. Forehand                       E. C. Gwaltney
---------------------------            -------------------------------
      Steven R. Forehand                        E.C. Gwaltney


Witness:

      George D. Pyle                         Nancy R. Gwaltney
---------------------------            -------------------------------
      George D. Pyle                         Nancy R. Gwaltney



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